Exhibit 21.1
SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY SUBSIDIARIES AS OF JUNE 27, 2025

Seagate Technology Holdings Public Limited Company	Ireland
Seagate Technology Holdings Public Limited Company - Singapore Branch	Singapore
Seagate Technology Unlimited Company	Ireland
Seagate Systems Ireland Limited	Ireland
Seagate Data Storage Technology Pte. Ltd.	Singapore
Seagate HDD Cayman	Cayman
Seagate Technology International	Cayman
Lyve (SG) Pte. Ltd.	Singapore
Lyve Data Solutions (India) Private Limited	India
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Global Business Services (Malaysia) Sdn. Bhd.	Malaysia
Seagate Technology (Thailand) Limited	Thailand
Seagate Technology HDD (India) Private Limited	India
Seagate Technology (Ireland)	Cayman
Seagate Technology (Ireland) (Springtown Branch)	United Kingdom
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda.	Brazil
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda. (Sao Paulo Branch)	Brazil
Seagate Systems (Bermuda) Limited	Bermuda
Seagate Systems (Malaysia) Sdn. Bhd.	Malaysia
Seagate Systems (UK) Limited	United Kingdom
Seagate Systems (Philippines), Inc.	Philippines
Seagate Systems (México) S.A. de C.V.	Mexico
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Intevac Pacific Group Holdings Pte. Ltd.	Singapore
Intevac Malaysia Sdn Bhd	Malaysia
Intevac Asia Pte. Ltd.	Singapore
Intevac (Shenzhen) Co. Ltd.	China
Intevac (Shenzhen) Co. Ltd. Beijing Branch	China
Seagate Technology Israel Ltd.	Israel
Seagate (Hangzhou) Data Recovery Services Co. Ltd.	China
Seagate Technology International (Wuxi) Company Limited	China
Seagate Technology (Netherlands) B.V.	Netherlands
Seagate Technology (US) Holdings, Inc.	Delaware
EVault, Inc.	Delaware
Seagate Technology Australia Pty. Limited	Australia
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Seagate Technology Canada Inc.	Canada
Seagate Federal, Inc.	Delaware
Quinta Corporation	California
Seagate Technology LLC	Delaware
Intevac US LLC	Delaware
IRPC, Inc.	California
Lotus Technologies, Inc.	California
Intevac Photonics, Inc.	Delaware

Exhibit 21.1

Nippon Seagate Inc.	Japan
Seagate Technology MEA DMCC	Dubai
Seagate Technology EMEA B.V.	Netherlands
Seagate Technology (Netherlands) B.V. (UK Branch)	United Kingdom
Seagate Technology (Netherlands B.V., Filial Sverige Branch)	Sweden
Seagate Technology (Netherlands) B.V. (Germany Branch)	Germany
Seagate Technology (Netherlands) B.V. (French Branch)	France
Seagate Technology (Netherlands) B.V. (Poland Branch)	Poland
Seagate Technology Services (Shanghai) Co., Ltd.	China
Seagate Technology Services (Shanghai) Co., Ltd. (Beijing Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Shenzhen Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Chengdu Branch)	China
Seagate Technology Services (Shanghai) Co., Ltd. (Hangzhou Branch)	China

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